EXHIBIT 23.1
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                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York, NY  10036
                                                    Telephone (646) 471 4000
                                                    Facsimile (646) 471 8910




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of CWMBS, Inc., relating to the Mortgage Pass-Through Certificates, Series 2005-15, comprising part of the Registration Statement (No. 333-121249) of CWMBS, Inc., of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 16, 2005 relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.'s Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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June 21, 2005